EXHIBIT 99.1
                                                      ------------


INDEPENDENT AUDITORS' REPORT


Board of Directors
Bekaert ECD Solar Systems LLC
Auburn Hills, Michigan

We have audited the accompanying consolidated balance sheets of Bekaert ECD Solar Systems LLC and subsidiaries (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, members' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note I to the financial statements, the Company's recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
January 31, 2003
(July 28, 2003 as to Note J)

                           BEKAERT ECD SOLAR SYSTEMS LLC

                            CONSOLIDATED BALANCE SHEETS
                            ---------------------------
                                      ASSETS
                                      ------

                                                                   December 31,
                                                             2002                2001
                                                         ------------        ------------
CURRENT ASSETS:
   Cash and cash equivalents                             $    729,530        $ 18,002,411
   Accounts receivable, net of allowance                    5,307,038           4,227,817
   Accounts receivable - related parties (Note F)           2,921,824             416,268
   Advances to ECD (Note E)                                    -                   47,566
   Advance royalty to ECD - current (Note F)                1,431,507           1,250,000
   Inventories, net of allowance                            7,912,661           6,925,319
   Prepaid expenses                                         1,121,858             817,745
   Other                                                      136,826              52,374
                                                         ------------        ------------
           TOTAL CURRENT ASSETS                            19,561,244          31,739,500

PROPERTY, PLANT AND EQUIPMENT (Note D):
   Building and Leasehold improvements                     11,130,297          10,769,699
   Machinery and other equipment                              919,308             546,580
   Construction in progress                                72,449,868          58,317,801
   Less:  Accumulated depreciation                         (1,462,421)           (566,241)
                                                         -------------       -------------
           NET PROPERTY, PLANT AND EQUIPMENT               83,037,052          69,067,839


ADVANCE ROYALTY TO ECD - NON-CURRENT
  (Note F)                                                 17,415,715          18,777,778

SECURITY DEPOSITS AND OTHER ASSETS (Note D)                19,395,031          10,887,025
                                                         ------------        ------------
           TOTAL ASSETS                                  $139,409,042        $130,472,142
                                                         ============        ============





See notes to consolidated financial statements.

                           BEKAERT ECD SOLAR SYSTEMS LLC

                            CONSOLIDATED BALANCE SHEETS
                            ---------------------------
                          LIABILITIES AND MEMBERS' EQUITY
                          -------------------------------


                                                                     December 31,
                                                               2002                2001
                                                           ------------        ------------

CURRENT LIABILITIES:
   Accounts payable - ECD (Note F)                         $  9,124,083         $ 17,010,785
   Accounts payable - United Solar (Note F)                   1,373,211            4,723,594
   Accounts payable                                           2,854,333            3,026,597
   Accrued expenses                                             811,351              424,792
   Salaries, wages and amounts withheld
     from employees                                             400,678              449,870
   Short-term debt (Note E)                                     289,141               -
   Current portion of capital lease obligations (Note D)      4,731,437            2,669,262
   Related party loans (Note E)                               6,400,000               -
                                                           ------------         ------------
          TOTAL CURRENT LIABILITIES                          25,984,234           28,304,900

LONG TERM LIABILITIES:
   Note payable - ECD (Note F)                               11,269,798           10,583,447
   Capital lease obligations (Note D)                        59,860,591           39,163,535
                                                           ------------         ------------
          TOTAL LIABILITIES                                  97,114,623           78,051,882

MINORITY INTEREST                                                52,221               19,978

MEMBERS' EQUITY:
   Members' interest (Note A)                                65,056,000           65,056,000
   Accumulated other comprehensive income                        32,134              139,684
   Accumulated deficit                                      (22,845,936)         (12,795,402)
                                                           -------------        -------------
          TOTAL MEMBERS' EQUITY                              42,242,198           52,400,282
                                                           ------------         ------------
          TOTAL LIABILITIES & MEMBERS'
                      EQUITY                               $139,409,042         $130,472,142
                                                           ============         ============


See notes to consolidated financial statements.

                         BEKAERT ECD SOLAR SYSTEMS LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     ------------------------------------

                    Years Ended December 31, 2002 and 2001


                                                            December 31,
                                                       2002             2001
                                                   ------------     -----------

REVENUES:
   Product sales (Note F)                          $ 14,021,595     $13,658,914
   Contract revenues (Note F)                         1,647,526       1,187,425
                                                   ------------     -----------
          TOTAL REVENUES                             15,669,121      14,846,339

EXPENSES:
   Cost of product sales                             14,733,337      15,728,730
   Cost of contract revenues                          1,883,868         983,183
   Royalty expense (Note E)                           1,498,983       1,143,223
   Operating, general and administrative              7,653,399       4,733,651
                                                   ------------     -----------
          TOTAL EXPENSES                             25,769,587      22,588,787
                                                   ------------     -----------

LOSS FROM OPERATIONS                                (10,100,466)     (7,742,448)

OTHER INCOME (EXPENSE):
   Interest expense                                    (320,622)     (1,573,250)
   Interest income                                      127,470         354,552
   Rental income (Note D)                                50,400          33,600
   Gain on foreign currency exchange                    187,954           -
   Other non-operating income, net                       36,973          19,676
   Minority interest                                    (32,243)          2,617
                                                   -------------    ------------
          TOTAL OTHER INCOME (EXPENSE)                   49,932      (1,162,805)
                                                   ------------     ------------
          NET LOSS                                 $(10,050,534)    $(8,905,253)
                                                   =============    ============



See notes to consolidated financial statements.

                                        BEKAERT ECD SOLAR SYSTEMS LLC

                                  CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
                                 --------------------------------------------
                                    Years Ended December 31, 2002 and 2001


                                                                       Accumulated
                                                                          Other
                                                           Members'   Comprehensive    Accumulated
                                                           Interest       Income         Deficit         Total

Balance at January 1, 2001                               $35,056,000    $   79,108    $ (3,890,149)    $31,244,959

Net loss                                                                                (8,905,253)     (8,905,253)

Other comprehensive income - translation gain                               60,576                          60,576
                                                                                                       -----------
      Total comprehensive income (loss)                                                                 (8,844,677)

Issuance of Members' shares                               30,000,000                                    30,000,000
                                                          ----------    ----------    ------------     -----------

Balance at December 31, 2001                              65,056,000       139,684     (12,795,402)     52,400,282

Net loss                                                                               (10,050,534)    (10,050,534)

Other comprehensive income (loss) - translation loss                      (107,550)                       (107,550)
                                                                                                       -----------
      Total comprehensive income (loss)                                                                (10,158,084)
                                                         -----------    ----------    ------------     -----------

Balance at December 31, 2002                             $65,056,000    $   32,134    $(22,845,936)    $42,242,198
                                                         ===========    ==========    ============     ===========



See notes to consolidated financial statements.

                                   BEKAERT ECD SOLAR SYSTEMS LLC

                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                               ------------------------------------

                              Years Ended December 31, 2002 and 2001


                                                                     December 31,
                                                               2002              2001
                                                           ------------      ------------
OPERATING ACTIVITIES:
   Net loss                                                $ (10,050,534)    $ (8,905,253)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
   Depreciation expense                                          896,180          526,644
   Minority interest                                              32,243           (2,617)
   Non-cash interest expense                                     686,351          644,550
   Non-cash royalty expense - ECD                              1,180,556          930,556
   Changes in working capital:
     Accounts receivable, net                                 (3,537,211)      (3,336,691)
     Inventories, net                                           (987,342)         990,284
     Prepaid expenses                                           (304,113)        (651,194)
     Interest receivable                                            -              26,802
     Other assets                                                  5,459         (536,285)
     Accounts payable and accrued expenses,
        including salaries and wages                          (11,071,982)          47,868
                                                           --------------    -------------
          NET CASH USED IN OPERATING ACTIVITIES              (23,150,393)     (10,265,336)
                                                           --------------    -------------

INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                (14,865,393)     (34,232,195)
                                                           --------------    -------------
          NET CASH USED IN INVESTING ACTIVITIES              (14,865,393)     (34,232,195)
                                                           --------------    -------------

FINANCING ACTIVITIES:
   Proceeds from related party loans                           6,400,000       30,000,000
   Net proceeds under sale and leaseback agreement (Note D)   18,105,083       21,720,000
   Repayment of capital lease obligation                      (3,943,769)        (204,203)
   Proceeds from short term debt                                 289,141           -
                                                           --------------    -------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES           20,850,455       51,515,797

EFFECT OF EXCHANGE RATE CHANGES ON CASH                         (107,550)          60,576
                                                           --------------    ------------
          NET (DECREASE) INCREASE IN CASH AND
             CASH EQUIVALENTS                                (17,272,881)       7,078,842

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                18,002,411       10,923,569
                                                           --------------    ------------
          CASH AND CASH EQUIVALENTS AT END OF YEAR         $     729,530     $ 18,002,411
                                                           =============     ============
CASH PAID FOR INTEREST                                     $   2,366,946     $    914,711
                                                           =============     ============



See notes to consolidated financial statements.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                  Notes to Consolidated Financial Statements


Note A - Summary of Accounting Policies
---------------------------------------

Nature of Business
------------------

      In April 2000, Bekaert ECD Solar Systems LLC ("Bekaert ECD" or the "Company") was incorporated in the State of Delaware to fulfill the objectives of a strategic alliance among Energy Conversion Devices, Inc. ("ECD"), Bekaert Corporation ("Bekaert") and United Solar Systems Corp. ("United Solar"), a subsidiary of ECD, in the field of photovoltaic (solar) products. In return for 60% and 40% equity interests in the Company, Bekaert and United Solar invested $42 million ($12 million in cash during 2000 and $30 million in cash during 2001) and $28 million ($23 million in cash and other assets, including its 99.9% interest in United Solar Systems de Mexico, S.A. de C.V. ("United Solar de Mexico"), a maquiladora (assembly) operation in Tijuana, Mexico, and $5 million in the form of a demand promissory note to be paid to the Company on an as-needed basis), respectively, in the Company.

      The amounts invested by Bekaert and United Solar were used to fund construction of a new manufacturing facility, which is being designed and built by ECD.

      In September 2000, N.V. Bekaert ECD Solar Systems Europe ("Bekaert ECD - Europe"), a limited liability company ("LLC"), was incorporated in Belgium to function as the Company's sole marketing arm in Europe and also to play a key role in North African and middle-eastern countries contiguous to Europe. The Company invested $391,680 (450,000 euros) for a 90% equity interest in Bekaert ECD - Europe. The remaining 10% of Bekaert ECD - Europe is owned by United Solar.

Financial Statement Presentation and Principles of Consolidation
----------------------------------------------------------------

      In preparing financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), management is required to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. The Company is impacted by other factors such as the continued receipt of contracts, its ability to protect and maintain the proprietary nature of its technology and its continued product and technological advances, and its ability to successfully commercialize its products and technologies. The financial statements of the Company include the accounts of United Solar Systems de Mexico and Bekaert ECD - Europe. Upon consolidation, all intercompany accounts and transactions are eliminated.

Reclassifications
-----------------

      Certain prior year amounts have been reclassified to conform with the 2002 presentation.

Cash Equivalents
----------------

      Cash equivalents consist of investments in short-term, highly liquid securities having a maturity of three months or less from the date of acquisition.

Financial Instruments
---------------------

      The Company considers the carrying value of its financial instruments to be a reasonable estimate of fair value, except for the Advance Royalty to ECD, which has been recorded at its present value.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                  Notes to Consolidated Financial Statements


Note A - Summary of Accounting Policies (Continued)
---------------------------------------------------

Royalty Expense
---------------

      The Company is responsible for payment of royalties to B.P. Solar at the rate of 3% of the first $25 million of annual net sales of certain photovoltaic products, 2% of the next $100 million of annual net sales, and 1% of the annual net sales above $125 million under a royalty agreement which expires in 2003. Royalty expense under this agreement was $318,427 and $212,667 for the years ended December 31, 2002 and 2001, respectively. In addition, the Company expensed $1,180,556 and $930,556 for the years ended December 31, 2002 and 2001, respectively, as royalty payments due under a license agreement with ECD, as fully described in Note E.

Defined Contribution Pension Plan
---------------------------------

     The Company has established a 401(k) pension plan for all full-time employees, which allows eligible participants to contribute up to 15% of their gross wages. The Company provides a matching contribution of 50% of employee contributions, which was limited to 4% of gross wages for the year ended December 31, 2002. The Company's expense for contributions under the plan for the year ended December 31, 2002 was $40,137.

Accounts Receivable
-------------------

     The following tabulation shows the component elements of accounts receivable:

                                          December 31,
                                      2002           2001
                                  ----------      ----------
     Commercial Customers         $2,404,824      $1,447,861
     Unbilled                      2,902,214       2,779,956
     Related Parties               2,921,824         416,268
                                  ----------      ----------
       Total                      $8,228,862      $4,644,085
                                  ==========      ==========

      The Company recorded an allowance for doubtful accounts of $57,000 and $45,911 as of December 31, 2002 and 2001, respectively. Refer to Note F for details regarding related party accounts receivable.

Inventories
-----------

      Inventories are stated at the lower of cost or market. Cost is determined using standard costs, which approximate the first-in, first-out (FIFO) method.

                                          December 31,
                                      2002           2001
                                  ----------      ----------
     Work in process              $2,457,020      $1,112,619
     Raw materials                 2,250,576       2,481,925
     Finished goods                3,668,361       3,596,557
     Less: Inventory reserve        (463,296)       (265,782)
                                  -----------     -----------
     Total                        $7,912,661      $6,925,319
                                  ==========      ==========

                          BEKAERT ECD SOLAR SYSTEMS LLC

                  Notes to Consolidated Financial Statements


Note A - Summary of Accounting Policies (Continued)
---------------------------------------------------

Property, Plant and Equipment
-----------------------------

      Machinery and equipment are stated at cost. Depreciation is calculated using the straight-line method over the respective estimated useful lives of the individual assets, which range from three to 12.5 years. Construction in progress is stated at cost. Leasehold improvements are stated at cost and are amortized over the lesser of the lease term or the useful life of the asset. Buildings and machinery recorded under capital leases are depreciated over the estimated useful lives of the assets.

      Expenditures for maintenance and repairs are charged to operations. Expenditures for betterments or major renewals are capitalized and are depreciated over their estimated useful lives.

Product Sales
-------------

      The Company sells directly to customers in the United States and other parts of the world, and also to dealers. Further, Bekaert ECD - Europe markets and sells the Company's products to customers in Europe and in countries adjacent to Europe. Sales are recognized upon shipment of product to customers and transfer of title under standard commercial terms.

Cost of Product Sales
---------------------

      The Company uses a standard bill of materials by product for direct materials and standard labor hours by product for direct labor and allocates indirect labor as a percentage of direct labor. Indirect materials and other overhead are allocated to products based on total production.

Contract Revenues
-----------------

      Contract revenues are recognized on a percentage-of-completion basis which matches the contract revenues to the costs incurred on the project based on the relationship of costs incurred to estimated total project costs.

Foreign Currency Translation
----------------------------

      The financial position and results of operations of the Company's foreign operations are measured using the local currency as the functional currency. Revenues and expenses are translated at average exchange rates during the year and assets and liabilities are translated at current exchange rates at the balance sheet date. Translation adjustments are reflected in accumulated other comprehensive income, as a separate component of members' equity.

Note B - Concentrations of Credit Risk
--------------------------------------

      The Company enters into agreements with a relatively small number of customers. The Company has a major customer that represents 11.5% and 23.5% of total revenue for the years ended December 31, 2002 and 2001, respectively.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                  Notes to Consolidated Financial Statements

Note C - Operating Leases
-------------------------

      The Company's subsidiary, United Solar de Mexico, has a noncancelable operating lease for its facility in Tijuana, Mexico. This lease will expire in February 2006, unless renewed. Rental expense for the years ended December 31, 2002 and 2001 was $366,300 and $391,500, respectively.

      At December 31, 2002, future minimum lease payments under noncancelable operating leases are as follows:


                     2003                 $  411,158
                     2004                    407,064
                     2005                    419,276
                     2006                     71,975
                                          ----------
                     Total                $1,309,473
                                          ==========
Note D - Capital Leases
-----------------------

Sale Leaseback Transaction

      In December 2001, the Company entered into a master sale and leaseback agreement whereby it sold and will leaseback certain production equipment, with an estimated ending book value of $59,000,000 to LaSalle National Leasing Corporation ("LaSalle"). The Company has made a series of borrowings under this agreement, each treated as a separate lease transaction with a term of 84 months. Borrowings under the agreement were made as follows:

                                       Security    Administrative      Net
      Date                Amount       Deposit          Fee          Proceeds

December 28, 2001      $32,037,000   $10,317,000      $350,000      $21,370,000
April 1, 2002           12,099,000     3,896,288          -           8,202,712
July 1, 2002            13,841,000     4,457,273          -           9,383,727
October 1, 2002            763,000       244,356          -             518,644
                       -----------   -----------      --------      -----------
TOTAL                  $58,740,000   $18,914,917      $350,000      $39,475,083
                       ===========   ===========      ========      ===========

      Leases were executed for each of the four borrowings described above on January 1, 2002, April 1, 2002, July 1, 2002 and October 1, 2002, with monthly payments of $269,245, $103,197, $116,473 and $6,199, respectively, payable over an 84 month term. The total monthly commitment effective October 1, 2002 was $495,114. The Company has accounted for these transactions as financing, and has recorded construction in progress and a related obligation equal to the present value of the minimum lease payments of approximately $54,971,000.

      Upon expiration of the initial lease term, the Company may purchase the equipment from LaSalle for a specified price or renew the lease for an additional 12 months, after which the Company may return the equipment to LaSalle, renew the lease under new terms or purchase the equipment at its then fair market value. Bekaert and ECD are co-guarantors under this sale and leaseback agreement via a letter of credit to the benefit of LaSalle.

      On May 14, 2003, the master sale and leaseback agreement with LaSalle was terminated - refer to Note J - Subsequent Events.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                  Notes to Consolidated Financial Statements


Note D - Capital Leases (Continued)
-----------------------------------

Auburn Hills Building Lease

      In April 2001, the Company entered a 15-year lease for a 167,526 square foot corporate facility in Auburn Hills, Michigan. The terms of the lease allow for two renewal terms of 5 years each, subject to certain provisions. The Company has accounted for this transaction as a capital lease, and has recorded a fixed asset of $10,000,000. The related capital lease obligation, which is equal to the present value of the minimum lease payments, is $9,621,017 at December 31, 2002.

Sublease to ECD

      In May 2001, the Company entered an agreement with ECD to sublease approximately 7,125 square feet of the Company's leased manufacturing facility in Auburn Hills, Michigan. The term of the sublease began on May 1, 2001 and is extendable on a month-to-month basis. This sublease has been extended through December 31, 2003. Rental income earned under this sublease was $50,400 and $33,600 for the years ended December 31, 2002 and 2001, respectively. Minimum rentals due under this sublease are $50,400 for 2003.

      Future minimum lease payments under the LaSalle sale leaseback transaction and the Auburn Hills building lease as of December 31, 2002 are as follows:

      2003                                                      $ 7,107,354
      2004                                                        7,182,741
      2005                                                        7,207,870
      2006                                                        7,207,870
      2007                                                        7,283,257
      Thereafter                                                 43,790,736
                                                                -----------
          Total minimum lease payments                           79,779,828
      Less amount representing interest                          15,187,800
                                                                -----------
          Present value of net minimum capital lease payments    64,592,028
      Less current maturities of capital lease obligations        4,731,437
                                                                -----------
      Capital lease obligations, less current maturities        $59,860,591
                                                                ===========

Note E - Related Party Transactions - Debt
------------------------------------------

      Related Party Loans - In 2002, the Company executed promissory notes with ECD and Bekaert to fund its operations. The aggregate amount of the financing is $28,300,000 with $12,200,000 in bridge loans provided by Bekaert and $16,100,000 by ECD. The loans bear interest at 3.8% through December 31, 2002; such rate changes to the 3-month LIBOR (as of the first day of each quarter) plus 2% thereafter. Interest on the outstanding draws is payable on the last day of each month. During the period from October 1, 2002 through December 31, 2002, ECD and Bekaert have provided bridge loans to the Company in the amount of $2,247,000 and $4,153,000, respectively. During the period from January 1, 2003 through February 14, 2003, ECD and Bekaert have provided additional bridge loans to the Company of $1,878,000 and $3,309,000, respectively. As a result of the sale of Bekaert's 60% interest in the Company to ECD, the amount previously payable to Bekaert has been assigned to ECD - refer to Note J - Subsequent Events.

      Short-term Debt - The Company's subsidiary, Bekaert ECD-Europe, obtained a line of credit with Bekaert Coordinatiecentrum, NV, a subsidiary of Bekaert, to fund operations. The line of credit provides for maximum borrowings of $1,574,000, and bears interest at EURIBOR plus 0.4%. The Company has borrowed $289,100 on this line of credit as of December 31, 2002. The line of credit was reduced to $1,049,000 as of January 1, 2003.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                  Notes to Consolidated Financial Statements


Note F -Related Party Transactions - Other
------------------------------------------

      Payroll Expenses and Revenues - Certain of the Company's employees perform work for United Solar. The payroll expenditures for such work are billed directly to United Solar for reimbursement. Payroll expenses and related revenues from United Solar related to this arrangement totaled $1,278,179 and $599,537 for the years ended December 31, 2002 and 2001, respectively.

      Accounts Receivable - The Company had accounts receivable of $2,616,716 and $398,457 from United Solar at December 31, 2002 and 2001, respectively. Accounts receivable from ECD were $305,108 and $17,811 at December 31, 2002 and 2001, respectively.

      Accounts Payable - Accounts payable to Bekaert Corporation were $152,330 and $80,735 at December 31, 2002 and 2001, respectively.

      Accounts Payable to ECD - Represents amounts owed to ECD for the construction of production equipment. For the year ended December 31, 2002, the Company purchased equipment of $6,578,718 from ECD.

      Accounts Payable to United Solar - Represents amounts payable for inventory transferred by United Solar and for other intercompany transactions. A portion of these payables are subject to a credit agreement with United Solar that bears interest at 6.41%. The interest expense related to the agreement was $173,327 and $148,211 for the years ended December 31, 2002 and 2001, respectively.

      Advances to ECD - Represents the unamortized portion of a $5,000,000 payment made in April 2000 in connection with the construction of the production equipment. This advance was fully amortized against billings from ECD as of December 31, 2002.

      Advance Royalty to ECD, Note Payable to ECD and Royalty Expense - The Company entered into a License Agreement with ECD to use present and future ECD technology and ECD patents in the field of photovoltaics. In consideration of the license, the Company was required to pay ECD lump-sum royalty payments totaling $24,000,000, of which $12,000,000 was paid in 2000. The balance of $12,000,000, for which the Company has issued a note payable to ECD, becomes due on January 1, 2004. The discounted value of the note payable was $11,269,798 and $10,583,447 at December 31, 2002 and 2001, respectively. As of December 31, 2002 and 2001, the unamortized advance royalties to ECD were $18,847,222 and $20,027,778, respectively. The lump-sum royalty payment is being expensed at the rate of 3% of the Company's net sales of licensed products, subject to the minimum royalty amounts of $750,000 in year 1, $1,000,000 in year 2, $1,250,000 in year 3, $1,500,000 in year 4, $1,750,000 in year 5, and the balance at the rate of $2,000,000 per year thereafter. The term of the royalty agreement began April 11, 2000. Refer also to Note A - Royalty Expense.

      Inventory and Cost of Product Sales - For the years ended December 31, 2002 and 2001, the Company purchased raw materials from United Solar in the amounts of $5,490,014 and $5,551,575, respectively.

      Services From United Solar - The Company was charged $593,778 and $699,832 for services provided by United Solar employees for the years ended December 31, 2002 and 2001, respectively. Such costs are included in operating, general and administrative expenses.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                  Notes to Consolidated Financial Statements


Note G - Product Sales and Contract Revenues by Country
-------------------------------------------------------

      The following table presents total product sales and contract revenues, by country, for the year ended December 31, based on the location of the customer:

                                        2002          2001
                                      --------      --------
      North America                 $ 7,484,658   $ 9,124,351
      Europe                          5,439,438     3,328,091
      Australia                         767,169       887,855
      Canada                            608,685       481,019
      Thailand                          292,999       430,244
      Kenya                             448,238       241,170
      Haiti                                -          109,280
      Nepal                              85,245          -
      Japan                              34,809        66,305
      New Zealand                        54,389        60,746
      Brazil                             41,648          -
      Mexico                             41,479          -
      Other                             370,364       117,278
                                    -----------   -----------
                                    $15,669,121   $14,846,339
                                    ===========   ===========

Note H - Taxes
--------------

      Bekaert ECD is a limited liability company, taxed as a partnership, and accordingly the members of the LLC are allocated income from the partnership and carry the burden of the tax obligation.

Note I - Going Concern
----------------------

Basis of Presentation

      The accompanying financial statements have been prepared assuming that Bekaert ECD will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

      Bekaert ECD has relied upon cash contributions from Bekaert and ECD for its continuing operations. As of December 31, 2002, Bekaert and ECD had commitments to provide additional cash contributions totaling $8,047,000 and $4,353,000, respectively, to the Company and United Solar. It is estimated that these contributions would fund the cash requirements of the Company and United Solar for approximately three months. Neither Bekaert nor ECD were committed to making additional cash contributions beyond these amounts. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern in the absence of sufficient additional funds and the achievement of profitable operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      Subsequent to December 31, 2002, ECD purchased Bekaert's 60% interest in the Company (refer to Note J - Subsequent Events). The Company is dependent upon ECD to provide the cash required to continue to operate. In order for ECD to provide the required cash, ECD is pursuing additional equity and debt financing, strategic partners and cost reduction programs. Future operations will be dependent upon ECD's ability to raise additional funds, and achieve profitable operations.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                  Notes to Consolidated Financial Statements


Note J - Subsequent Events
--------------------------

      On May 14, 2003, ECD acquired Bekaert's 19% interest in United Solar and 60% interest in the Company for $6,000,000 ($4,000,000 paid at closing and $2,000,000 to be paid no later than December 22, 2003). As a result of this transaction, ECD provided $36,000,000 to the Company to terminate its sale and leaseback arrangement with LaSalle National Leasing Corporation (see Note D - Capital Leases). Further, Bekaert assigned its note receivable from the Company under the bridge loan agreement (see Note E - Debt) to ECD in the amount of $12,200,000.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                                     ASSETS
                                     ------
                                  (Unaudited)

                                                             March 31,
                                                               2003
                                                           ------------
CURRENT ASSETS:
   Cash and cash equivalents                               $  1,411,451
   Accounts receivable, net of allowance                      4,334,405
   Accounts receivable - related parties (Note D)             4,481,946
   Inventories, net of allowance                              8,532,741
   Prepaid expenses                                           1,033,900
   Other                                                        151,660
                                                           ------------
            TOTAL CURRENT ASSETS                             19,946,103

PROPERTY, PLANT AND EQUIPMENT:
   Building and Leasehold improvements                       18,438,569
   Machinery and other equipment                             66,142,389
   Less:  Accumulated depreciation                           (2,678,401)
                                                           -------------
            NET PROPERTY, PLANT AND EQUIPMENT                81,902,557

ADVANCE ROYALTY TO ECD
   (Note D)                                                  18,534,722

SECURITY DEPOSITS AND OTHER ASSETS                           19,380,386
                                                           ------------
            TOTAL ASSETS                                   $139,763,768
                                                           ============




See notes to unaudited consolidated financial statements.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                           CONSOLIDATED BALANCE SHEET
                           --------------------------
                         LIABILITIES AND MEMBERS' EQUITY
                         -------------------------------
                                  (Unaudited)


                                                             March 31,
                                                               2003
                                                           ------------
CURRENT LIABILITIES:
   Accounts payable - ECD (Note D)                         $  9,124,083
   Accounts payable - United Solar (Note D)                   1,543,530
   Accounts payable and accrued expenses                      2,601,182
   Deferred revenue                                               4,038
   Salaries, wages and amounts withheld
      from employees                                            256,182
   Short-term debt                                               49,757
   Current portion of capital lease obligations               4,766,572
   Note Payable - ECD (Note D)                               11,448,231
   Related party loans (Note C)                              12,653,092
                                                           ------------
            TOTAL CURRENT LIABILITIES                        42,446,667

LONG TERM LIABILITIES:
   Capital lease obligations                                 58,655,670
                                                           ------------
            TOTAL LIABILITIES                               101,102,337

MINORITY INTEREST                                                47,235

MEMBERS' EQUITY:
   Members' interest                                         65,056,000
   Accumulated other comprehensive income                        47,887
   Accumulated deficit                                      (26,489,691)
                                                           -------------
            TOTAL MEMBERS' EQUITY                            38,614,196
                                                           ------------
            TOTAL LIABILITIES & MEMBERS'
                       EQUITY                              $139,763,768
                                                           ============


See notes to unaudited consolidated financial statements.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      -----------------------------------
                        Three Months Ended March 31, 2003

                                  (Unaudited)

                                                             March 31,
                                                               2003
                                                           ------------
REVENUES:
   Product sales                                           $  4,376,427
   Contract revenues                                             76,317
                                                           ------------
            TOTAL REVENUES                                    4,452,744

EXPENSES:
   Cost of product sales                                      4,648,665
   Cost of contract revenues                                     86,895
   Royalty expense                                              456,402
   Operating, general and administrative                      2,094,934
                                                           ------------
            TOTAL EXPENSES                                    7,286,896
                                                           ------------

LOSS FROM OPERATIONS                                         (2,834,152)

OTHER INCOME (EXPENSE):
   Interest expense                                            (895,971)
   Interest income                                                4,201
   Rental income                                                 12,600
   Gain on foreign currency exchange                             57,048
   Other non-operating income, net                                1,610
   Minority interest                                             10,909
                                                           ------------
            TOTAL OTHER INCOME (EXPENSE)                       (809,603)
                                                           -------------
            NET LOSS                                       $ (3,643,755)
                                                           =============



See notes to unaudited consolidated financial statements.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                    CONSOLIDATED STATEMENT OF MEMBERS' EQUITY
                    -----------------------------------------
                        Three Months Ended March 31, 2003

                                  (Unaudited)

                                                      Accumulated
                                                         Other
                                           Members'  Comprehensive    Accumulated
                                           Interest     Income          Deficit           Total


  Balance at December 31, 2002           $65,056,000    $ 32,134     $ (22,845,936)    $ 42,242,198

  Net loss                                                              (3,643,755)      (3,643,755)

  Other comprehensive income -
     translation gain                                     15,753                             15,753
                                                                                       ------------
      Total comprehensive income (loss)                                                  (3,628,002)
                                         -----------    --------     -------------     ------------
  Balance at March 31, 2003              $65,056,000    $ 47,887     $ (26,489,691)    $ 38,614,196
                                         ===========    ========     =============     ============





See notes to unaudited consolidated financial statements.

                          BEKAERT ECD SOLAR SYSTEMS LLC

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------
                        Three Months Ended March 31, 2003

                                   (Unaudited)

                                                             March 31,
                                                               2003
                                                           ------------

OPERATING ACTIVITIES:
   Net loss                                               $ (3,643,755)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
   Depreciation expense                                      1,215,980
   Minority interest                                            (4,986)
   Non-cash interest expense                                   178,433
   Non-cash royalty expense - ECD                              312,500
   Changes in working capital:
      Accounts receivable, net                                (587,489)
      Inventories, net                                        (620,080)
      Prepaid expenses                                          87,958
      Other assets                                             (14,834)
      Accounts payable and accrued expenses,
         including salaries and wages                       (1,019,996)
                                                           -------------
            NET CASH USED IN OPERATING ACTIVITIES           (4,096,269)
                                                          -------------
INVESTING ACTIVITIES:
   Purchases of property, plant and equipment                  (81,485)
                                                          -------------
            NET CASH USED IN INVESTING ACTIVITIES              (81,485)

FINANCING ACTIVITIES:
   Proceeds from related party loans                         6,253,092
   Repayment of capital lease obligation                    (1,169,786)
   Repayment of short term debt                               (239,384)
                                                          -------------
            NET CASH PROVIDED BY FINANCING ACTIVITIES        4,843,922

EFFECT OF EXCHANGE RATE CHANGES ON CASH                         15,753
                                                          ------------
            NET INCREASE IN CASH AND
               CASH EQUIVALENTS                                681,921

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                 729,530
                                                          ------------
            CASH AND CASH EQUIVALENTS AT END OF YEAR       $ 1,411,451
                                                          ============
CASH PAID FOR INTEREST                                    $    717,538
                                                          ============



See notes to unaudited consolidated financial statements.

                              BEKAERT ECD SOLAR SYSTEMS LLC
                   Notes to Unaudited Consolidated Financial Statements


Note A - Summary of Accounting Policies
---------------------------------------

Royalty Expense
---------------

      The Company is responsible for payment of royalties to B.P. Solar at the rate of 3% of the first $25 million of annual net sales of certain photovoltaic products, 2% of the next $100 million of annual net sales, and 1% of the annual net sales above $125 million under a royalty agreement which expires in 2003. Royalty expense under this agreement was $143,902 for the three months ended March 31, 2003. In addition, the Company expensed $312,500 for the three months ended March 31, 2003, as royalty payments due under a license agreement with ECD, as fully described in Note D.

Accounts Receivable
-------------------

      The following tabulation shows the component elements of accounts receivable:

                                       March 31,
                                         2003
                                     ------------
            Commercial Customers     $ 3,904,619
            Unbilled                     429,786
            Related Parties            4,481,946
                                     -----------
            Total                    $ 8,816,351
                                     ===========

      The Company recorded an allowance for doubtful accounts of $45,588 as of March 31, 2003. Refer to Note D for details regarding related party accounts receivable.

Inventories
-----------

      Inventories are stated at the lower of cost or market. Cost is determined using standard costs, which approximate the first-in, first-out (FIFO) method.

                                       March 31,
                                         2003
                                     ------------
      Work in process                $ 1,427,791
      Raw materials                    2,738,359
      Finished goods                   5,125,091
      Less:  Inventory reserve          (758,500)
                                     ------------
      Total                          $ 8,532,741
                                     ===========


Note B - Concentrations of Credit Risk
--------------------------------------

      The Company enters into agreements with a relatively small number of customers. The Company has a major customer that represents 22.4% of total revenue for the three months ended March 31, 2003.

Note C - Related Party Transactions - Debt
------------------------------------------

      Related Party Loans - In 2002, the Company executed promissory notes with ECD and Bekaert to fund its operations. The aggregate amount of the financing is $28,300,000 with $12,200,000 in bridge loans provided by Bekaert and $16,100,000 by ECD. The loans bear interest at 3.38% through March 31, 2003; such rate changes to the 3-month LIBOR (as of the first day of each quarter) plus 2% thereafter. Interest on the outstanding draws is payable on the last day of each month. During the period from January 1, 2003 through March 31, 2003, ECD and Bekaert have provided bridge loans to the Company in the amount of $737,370 and $5,515,722, respectively, making the total to date $2,984,370 and $9,668,722, respectively.

      Short-term Debt - The Company's subsidiary, Bekaert ECD-Europe, obtained a line of credit with Bekaert Coordinatiecentrum, NV, a subsidiary of Bekaert, to fund operations. The line of credit provides for maximum borrowings of $1,049,000, and bears interest at EURIBOR plus 0.4%. The Company has borrowed $49,757 on this line of credit as of March 31, 2003.

Note D - Related Party Transactions - Other
-------------------------------------------

      Payroll Expenses - Certain of the Company's employees perform work for United Solar. The payroll expenditures for such work are billed directly to United Solar for reimbursement. Payroll expenses from United Solar related to this arrangement totaled $330,577 for the three months ended March 31, 2003.

      Accounts Receivable - The Company had accounts receivable of $4,481,946 from United Solar at March 31, 2003.

      Accounts Payable - Accounts payable to Bekaert Corporation was $67,030 at March 31, 2003.

      Accounts Payable to ECD - Represents amounts owed to ECD for the construction of production equipment.

      Accounts Payable to United Solar - Represents amounts payable for inventory transferred by United Solar and for other intercompany transactions. A portion of these payables are subject to a credit agreement with United Solar that bears interest at 6.41%. The interest expense related to the agreement was $11,242 for the three months ended March 31, 2003.

         Advance Royalty to ECD, Note Payable to ECD and Royalty Expense - The Company entered into a License Agreement with ECD to use present and future ECD technology and ECD patents in the field of photovoltaics. In consideration of the license, the Company was required to pay ECD lump-sum royalty payments totaling $24,000,000, of which $12,000,000 was paid in 2000. The balance of $12,000,000, for which the Company has issued a note payable to ECD, becomes due on January 1, 2004. The discounted value of the note payable was $11,448,231 at March 31, 2003. As of March 31, 2003, the unamortized advance royalties to ECD were $18,534,722. The lump-sum royalty payment is being expensed at the rate of 3% of the Company's net sales of licensed products, subject to the minimum royalty amounts of $750,000 in year 1, $1,000,000 in year 2, $1,250,000 in year 3, $1,500,000 in year 4, $1,750,000 in year 5, and the balance at the rate of $2,000,000 per year thereafter. The term of the royalty agreement began April 11, 2000. Refer also to Note A - Royalty Expense.

-------------------------------------------------------

      Inventory and Cost of Product Sales - For the three months ended March 31, 2003, the Company purchased raw materials from United Solar in the amount of $1,513,020.

      Services From United Solar - The Company was charged $225,186 for services provided by United Solar employees for the three months ended March 31, 2003. Such costs are included in operating, general and administrative expenses.